Exhibit 99.1

                                          APPROVED BY:           Jeffrey I. Badgley
                                                                                Co-Chief Executive Officer

For Immediate Release

                                                   CONTACT:        Miller Industries, Inc.
                                                                                J. Vincent Mish, Chief Financial Officer
                                                                                (423) 238-4171
                                                                                Frank Madonia, General Counsel
                                                                                (423) 238-4171
                                                                                Financial Dynamics
                                                                               Investor contact: Eric Boyriven
                                                                                (212) 850-5600

MILLER INDUSTRIES, INC. REPORTS 2003 FOURTH QUARTER RESULTS

CHATTANOOGA, Tennessee, March 22, 2004 – Miller Industries, Inc. (NYSE:MLR) today announced financial results for the fourth quarter and full year ended December 31, 2003.

Net sales from continuing operations were $49.8 million in the fourth quarter of 2003, versus total net sales of $60.1 million in the fourth quarter of 2002.  Net sales of the Company’s towing and recovery equipment products were $49.8 million, compared with $53.3 million in the fourth quarter of last year.  For the 2003 fourth quarter, the Company reported income from continuing operations(1) of $0.7 million, or $0.07 per diluted share, versus a loss from continuing operations of $1.4 million, or $0.15 per diluted share, in year ago period.

For the fourth quarter of 2003, the Company reported a net loss of $(6.3) million, or $(0.67) per diluted share, which includes an after-tax loss of $(6.9) million, or $(0.74) per diluted share, from discontinued operations.  This compares with a net loss of $(22.3) million, or $(2.39) per diluted share, in the fourth quarter of 2002, which includes an after-tax loss of $(20.9) million, or $(2.24) per diluted share, from discontinued operations.

In the 2003 fourth quarter, the Company reported total cost of operations of $44.7 million, versus cost of operations of $51.2 million in the same quarter a year ago.  Selling, general and administrative expenses in the 2003 fourth quarter were $4.2 million, or 8.3% of net sales, compared with $3.9 million, or 6.5% of net sales a year ago.  On a sequential basis, selling, general and administrative expenses decreased from $4.3 million, or 8.5% of net sales, in the third quarter of 2003.

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MILLER INDUSTRIES REPORTS FOURTH QUARTER 2003 RESULTS                                                                             Page 2

In the fourth quarter of 2003, the Company reported interest expense for continuing operations of $0.8 million, versus $2.1 million in the fourth quarter of 2002.  Total interest expense for the Company’s continuing and discontinued operations in the fourth quarter of 2003 was $2.7 million, versus total interest expense of $3.8 million in the fourth quarter of last year.

Net sales from continuing operations for the 2003 full-year period were $206.0 million, compared with $231.5 million in 2002.  For the 2003 twelve-month period the Company reported income from continuing operations of $2.1 million, or $0.22 per diluted share, versus income from continuing operations of $3.1 million, or $0.34 per diluted share, last year.   Including a loss from discontinued operations of $(16.2) million, or $(1.74) per diluted share, the Company reported a net loss for the 2003 full-year period of $(14.2) million, or $(1.52) per diluted share.  Including a loss from discontinued operations of $(27.0) million, or $(2.89) per diluted share, and a goodwill impairment charge related to the Company’s adoption of FAS 142, “Accounting for Goodwill and Other Intangible Assets” of $(21.8) million, or $(2.34) per diluted share, the Company reported a net loss for 2002 of $(45.7) million, or $(4.89) per diluted share.

Miller Industries also noted that subsequent to the end of the fourth quarter it has completed the sale of three of its distribution businesses for total proceeds of $2.7 million.  The Company continues to pursue the sale of its remaining five distributors.

Jeffrey I. Badgley, President and Co-CEO of Miller Industries, commented, “The fourth quarter ended a challenging year for Miller Industries in which we were focused not only on managing our business through difficult market conditions, but also on improving our financial condition through the refinancing of our credit facilities.  We were able to generate income from continuing operations and operating cash flow despite the tough market conditions we faced throughout much of the year.  We also completed a refinancing that significantly improves our financial flexibility going forward.  Our ability to complete this refinancing was in large part due to the efforts of William Miller, and we thank him for his hard work and confidence in our future prospects.”

Mr. Badgley concluded, “As we enter 2004 we are cautiously optimistic about our outlook.  Throughout the past two years, we have worked to reduce operating costs.  We have seen order activity steadily improve in recent months, and, with our new financing package in place, we are now in a solid position to meet these improving demand levels.  We thank all of our employees, customers and suppliers who have supported us during the past year, and look forward to working with them to take advantage of the opportunities in the marketplace.”

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MILLER INDUSTRIES REPORTS FOURTH QUARTER 2003 RESULTS                                                                            Page 3

Completion of Refinancing Efforts

As previously announced, the Company recently completed its efforts to refinance its existing credit facilities.  On January 20, 2004, the Company completed the exchange of certain of its subordinated debt and warrants held by Contrarian Funds, LLC for shares of its common stock.  The exchange of subordinated debt and warrants held by Harbourside Investments, LLLP, an entity controlled by executive officers of the Company, was completed when it was approved  by the shareholders at a meeting held on February 12, 2004.

In addition, the Company also announced today that it filed on March 19, 2004 with the Securities and Exchange Commission a registration statement on Form S-1 covering the 1,317,707 shares of common stock that were acquired by Contrarian Funds, LLC and Harbourside Investments LLLP pursuant to such exchange of subordinated debt and warrants of the Company.  This registration statement is required by the registration rights agreement entered into by the Company and these shareholders in connection with their debt exchange.  The registration statement will cover offers and sales of shares by such selling shareholders that may be effected from time to time, if any.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective.  These securities may not be sold nor may offers to buy be accepted before the time the registration statement becomes effective absent an applicable exemption from the registration requirements of the Securities Act of 1933, as amended.  This notice shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

In conjunction with this release, Miller Industries, Inc. will host a conference call, which will be simultaneously broadcast live over the Internet.  Management will host the call, which is scheduled for March 23, at 10:00 AM EST.  Listeners can access the conference call live and archived over the Internet through a link at  http://www.firstcallevents.com/service/ajwz402482641gf12.html   Please allow 15 minutes prior to the call to visit the site and download and install any necessary audio software.  A replay of this call will be available approximately one hour after the live call ends through March 30, 2004.  The replay number is 800-642-1687, Passcode: 6301721.

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MILLER INDUSTRIES REPORTS FOURTH QUARTER 2003 RESULTS                                                                            Page 4

Miller Industries, Inc. is the world’s largest manufacturer of towing and recovery equipment.  The Company markets its towing and recovery equipment under a number of well-recognized brands, including Century, Vulcan, Chevron, Holmes, Challenger, Champion and Eagle.

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements.  The Company noted that forward looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed under the caption “Risk Factors” in the Company’s Registration on Form S-1, filed with the SEC on March 19, 2004, which discussion is incorporated herein by this reference.

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Miller Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands except per share data)

	Three Months Ended December 31,					Year Ended December 31,
	2003		2002	% Change		2003	2002	% Change

NET SALES:
TOWING AND RECOVERY EQUIPMENT	$49,820		$53,323	-7%		$192,043	$203,059	-5%
TOWING SERVICES	--		6,790	-100%		13,953	28,444	-51%
	49,820		60,113	-17%		205,996	231,503	-11%
COSTS AND EXPENSES:
COST OF OPERATIONS
TOWING AND RECOVERY EQUIPMENT	44,729		45,732	-2%		168,390	174,516	-4%
TOWING SERVICES	--		5,461	-100%		10,618	22,539	-53%
	44,729		51,193	-13%		179,008	197,055	-9%

SELLING, GENERAL, AND	4,161		3,923	6%		17,411	19,540	-11%
ADMINISTRATIVE CHARGES

LOSS ON DISPOSITION	--		--	N/M		682	--	N/M

INTEREST EXPENSE, NET	823		2,141	-62%		5,609	4,617	21%

TOTAL COSTS AND EXPENSES	49,713		57,257	-13%		202,710	221,212	-8%
INCOME (LOSS) BEFORE INCOME TAXES	107		2,856	-96%		3,286	10,291	-68%

INCOME TAX PROVISION (BENEFIT)	(569)		4,278	-113%		1,216	7,208	-83%

INCOME (LOSS) FROM CONTINUING OPERATIONS(1)	676		(1,422)	-148%		2,070	3,083	-33%

DISCONTINUED OPERATIONS:
LOSS FROM DISCONTINUED OPERATIONS,	(6,171)		(21,379)	-71%		(17,260)	(29,697)	-42%
BEFORE TAXES
INCOME TAX PROVISION (BENEFIT)	767		(459)	-267%		(1,037)	(2,732)	-62%
LOSS FROM DISCONTINUED OPERATIONS	(6,938)		(20,920)	-67%		(16,223)	(26,965)	-40%

LOSS BEFORE CUMULATIVE EFFECT OF	(6,262)		(22,342)	-72%		(14,153)	(23,882)	-41%
CHANGE IN ACCOUNTING PRINCIPLE

CUMULATIVE EFFECT OF CHANGE IN	--		--	0%		--	(21,812)	-100%
ACCOUNTING PRINCIPLE
NET (LOSS) INCOME	$(6,262)		$(22,342)	-72%		$(14,153)	$(45,694)	-69%

BASIC INCOME (LOSS) PER COMMON SHARE:
INCOME FROM CONTINUING OPERATIONS	$0.07		$(0.15)	-148%		$0.22	$0.34	-35%
LOSS FROM DISCONTINUED OPERATIONS	(0.74)		(2.24)	-67%		(1.74)	(2.89)	-40%
CUMULATIVE EFFECT OF CHANGE IN	--		--	0%		--	(2.34)	N/M
ACCOUNTING PRINCIPLE
BASIC INCOME (LOSS)	$(0.67)	$	$ (2.39)	-72%	$	(1.52)	$(4.89)	-69%

DILUTED INCOME (LOSS) PER COMMON SHARE:
INCOME FROM CONTINUING OPERATIONS	$0.07		$(0.15)	-148%		$0.22	$0.34	-35%
LOSS FROM DISCONTINUED OPERATIONS	(0.74)		(2.24)	-67%		(1.74)	(2.89)	-40%
CUMULATIVE EFFECT OF CHANGE IN	--		--	0%		--	(2.34)	N/M
ACCOUNTING PRINCIPLE
DILUTED INCOME (LOSS)	$(0.67)		$(2.39)	-72%	$	(1.52)	$(4.89)	-69%

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	9,341		9,341	0%		9,341	9,341	0%
DILUTED	9,421		9,341	1%		9,385	9,348	0%

MILLER INDUSTRIES REPORTS FOURTH QUARTER 2003 RESULTS                                                                                      Page 6

 (1) During the quarter ended December 31, 2002, the Company's management and its board of directors made the decision to divest of its remaining towing services segment, as well as the operations of the distribution group of the towing and recovery equipment segment.  As a result, the statements of operations and related financial statement disclosures for all prior years have been restated to present the towing services segment and the distribution group as discontinued operations separate from continuing operations.  The discussions and analyses above are of continuing operations, as restated, unless otherwise noted.   Results of discontinued operations reflect interest expense for debt directly attributing to these businesses, as well as an allocation of corporate debt based on intercompany balances.  The results of operations and loss on disposal associated with certain towing services markets, which were sold in June 2003 have been reclassified from discontinued operations to continuing operations given the Company's significant continuing involvement in the operations of the disposal components via a consulting agreement, and the Company's ongoing interest in the cash flows of the operations of the disposal components via a long-term license agreement.

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